EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113078 on Form S-8 of Kaiser Federal Bank, of our report dated December 15, 2009, appearing in this Annual Report on Form 11-K of the Kaiser Federal Bank Employees’ Savings and Profit Sharing Plan for the year ended June 30, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
December 15, 2009